UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report: March 14, 2007

Date of earliest event reported: March 8, 2007

PACEL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-29459	54-1712558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

7621 Little Ave. Suite 101, Charlotte, North Carolina	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 643-0676

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01  Other Events.

The board of directors of the Registrant has determined that it is in the best interests of the Registrant and its shareholders that it divest itself of its minority-owned non-reporting subsidiary, The Resourcing Solutions Group, Inc. The divestiture will take the form of a spin-off of the common stock of The Resourcing Solutions Group, Inc. held by the Registrant. The spin-off record date, distribution ratio and the distribution date are yet to be determined. The Registrant will prepare and distribute to its shareholders of record an Information Statement substantially in the form required by Regulation 14C of the Securities Exchange Act of 1934 (“1934 Act”) and will file and have declared effective a registration statement on Form 10-SB under the 1934 Act for The Resourcing Solutions Group, Inc. prior to the spin-off distribution.

The Registrant is evaluating its accounting and reporting of “discontinued operations” for its subsequent periodic reports under the 1934 Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2007.	PACEL CORP. By: /s/ Gary Musselman President and Chief Executive Officer